REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRIVER PASSPORT INC.

(Name of small business issuer in its charter)

North Dakota (State or other jurisdiction of incorporation or organization)	20-3955577 (I.R.S. employer identification number)

1168 12th Street N.E., Grand Forks, ND (Address of principal executive offices)	58201 (Zip code)

Issuer's telephone number: 800-743-1824

SEC File Number: 333-135188

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [   ]
\If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1) (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock offered by our Selling Stockholders	2,217,000	$.34	$75,378	$8.07

------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS
DRIVER PASSPORT, INC.

The selling shareholders are offering up to 2,217,000 shares of common stock. The selling shareholders will offer their shares at $.34 per share until our shares are quoted on the OTC Bulletin Board or other securities market, other than the Pink Sheets, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2006.

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Driver Passport, LLC., was incorporated as a limited liability company in North Dakota on October 12, 2004. On January 1, 2006, Driver Passport, Inc., a newly formed North Dakota corporation acquired the DriverPassport.com website together with all tangible and intellectual property rights and all other assets owned by the LLC for 25,500,000 shares of common stock of Driver Passport, Inc. On January 2, 2006, the LLC was dissolved, and the shares of stock were conveyed to the LLC's sole member, Mr. Randy Brown, our president.

Our address is 1168 12th Street N.E., Grand Forks, ND 58201 and our telephone number is 800-743-1824.

Business

We are a real-time, internet, driver security program allowing shippers to verify and validate the driver prior to loading cargo. We provide an online system with photo, driver license and transport equipment verification that provides one more check for shippers prior to loading their cargo.

We are:

•	a development stage;
•	that has no operating history; and
•	has earned no revenues.

Since our inception, we have devoted our activities to the following:

•	Developing our business plan
•	Obtaining our products
•	Determining the market for the services we intend to offer on our website
•	Developing a marketing plan.

Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months.

The Offering

As of the date of this prospectus, we had 29,874,000 shares of common stock outstanding.

The selling shareholders are offering up to 2,217,000 shares of common stock. The selling shareholders will offer their shares at $.34 per share until our shares are quoted on the OTC Bulletin Board or other securities market, other than the Pink Sheets, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $50,000. We will not receive any proceeds of the sale of these securities

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

FOR THE THREE MONTHS ENDED MARCH 31, 2006 WITH CUMULATIVE
TOTALS FOR THE PERIOD OCTOBER 12, 2004 (INCEPTION) THROUGH
DECEMBER 31, 2004 (UNAUDITED)

		October 12, 2004
		Through
	2006	March 31, 2006
REVENUES	$-	$-
TOTAL OPERATING EXPENSES	38,496	195,852
INTEREST EXPENSE	(495)	(3,073)
TOTAL OTHER (EXPENSE)	(495)	(3,073)
NET LOSS	$(38,991)	$(198,925)

BALANCE SHEET
MARCH 31, 2006 (UNAUDITED)

TOTAL ASSETS	$13,537
TOTAL LIABILITIES	82,281
ACCUMULATED DEFICIT	(94,244)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(68,744)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$13,537

Risk Factors

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

We are a development stage company with no revenues. Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.

We are a development state company that as of March 31, 2006, had no cash on hand. We incurred a net loss for the three months ended March 31, 2006 of $38,991.

We did raise $39,900 in cash from a private offering of our shares in June 2006. In order to commence operations and become profitable we will need to secure additional debt or equity funding. We have no source of other funding identified. We also hope to be able to raise additional funds from an offering of our stock in the future. We have no agreements, commitments or understandings in place concerning this type of offering. This offering may not occur, or if it occurs, may not raise the required funding.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan. Because we have not commenced operations, an investor cannot determine if we will ever become profitable.

Our online driver verification technology has yet to gain widespread market acceptance and we do not know how large of a market will develop for our technology.

Online driver verification technology has received no market acceptance. Our technology represents a novel security solution and we have not yet generated sales. Although recent security concerns relating to identification of individuals has increased interest in driver verifications generally, it remains an undeveloped, evolving market. Online driver verification based solutions compete with more traditional security methods including keys, cards, personal identification numbers and security personnel. Acceptance of online driver verifications as an alternative to such traditional methods depends upon a number of factors including:

•	the reliability of online driver verification solutions
•	public perception regarding privacy concerns
•	costs involved in adopting and integrating online driver verification solutions

For these reasons, we are uncertain whether our online driver verification technology will gain widespread acceptance in any commercial markets or that demand will be sufficient to create a market large enough to produce significant revenue or earnings. Our future success depends, in part, upon business customers adopting online driver verifications generally, and our solution specifically.

Online driver verification technology is a new approach to Internet security which must be accepted in order for our identification solution to generate significant revenue.

Our identification authentication initiative represents a new approach to Internet security which has been adopted on a limited basis by companies which distribute goods, content or software applications over the Internet. The implementation of our identification solution requires the distribution and use of Driver Passport Identification Badges with individual identification numbers and integration of database and server side software. Although we believe our solution provides a higher level of security for information transmitted over the Internet than existing traditional methods, unless business and consumer markets embrace the use of Driver Passport Identification Badges with individual identification numbers and an internet based database and believe the benefits of increased accuracy outweigh implementation costs, our solution will not gain market acceptance.

Our software products may contain defects which will make it more difficult for us to establish and maintain customers.

Although we have completed the development of our core online driver verification technology, it has not been used by any business customers. Despite extensive testing during development, our software may contain undetected design faults and software errors, or "bugs" that are discovered only after it has been installed and used by a greater number of customers. Any such default or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technologies are intended to be utilized to secure physical access, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that online driver verification technology generally, and our online driver verification technology specifically, has yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

Although we have commenced a significant sales and marketing effort, we have only begun to develop a significant distribution channel and may not have the resources or ability to sustain these efforts or generate any meaningful sales.

The person responsible for managing our business, Mr. Randy Brown, will devote less than full time to our business, which may reduce our revenues.

We currently have no employees other than Mr. Brown. In his capacity as president and CEO, Mr. Brown currently devotes approximately 50% of his time to our business and anticipates that during the next 12 months he will devote approximately 50% of his time to our business. Mr. Brown may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably.

Our executive officers, directors, and holders of 5% or more of our outstanding common stock beneficially own approximately 85% of our outstanding common stock. As a result, they effectively controls all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our management decisions are made by our founder and President, Mr. Randy Brown, if we lose his services, our revenues may be reduced.

The success of our business is dependent upon the expertise of our President, Mr. Brown. Because President.Brown is essential to our operations, you must rely on his management decisions. President Brown will continue to control our business affairs after this filing. We have not obtained any key man life insurance relating to PresidentBrown. If we lose his services, we may not be able to hire and retain another President with comparable experience. As a result, the loss of President Brown’s services could reduce our revenues. We have no key man insurance on either of these individual. We have no written employment agreement or covenant not to compete with President Brown.

Because our common stock is considered a penny stock, any investment in our common stock is considered a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.

We are be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Sales of our common stock not issued under the standby equity distribution agreement or the placement agent agreement under Rule 144 could reduce the price of our stock.

There are 4,374,000 shares of our common stock held by non-affiliates and approximately 25,500,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

2,217,000 of our shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective. The remaining 2,130,000 shares held by our non affiliates will not be available for resale until January 2007 at the earliest and then only in compliance with the resale restrictions of Rule 144. All of our shares held by affiliates will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k) for non-affiliates holding unregistered shares for at least two years. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, all of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Not applicable. The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at prevailing market prices, or at privately negotiated prices.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) any of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Name	Number of Shares being Registered [1]

Judd Sondreal	3,000
Dan Mulroy	3,000
Matt Glessner	3,000
Ron Geatz	3,000
Marc Geatz	3,000
Nick Brown	3,000
Rocky Schumacher	3,000
Bruce Vaaler	3,000
John Sorby	3,000
Randy Beck	4,500
Bradley Dugdale	3,750
John Rabby	4,500
Andrew Carlton	3,000
Joe Sparks Jr	3,000
Dianne Sparks	3,000
Stacy Evans	6,000
Benno Evans	6,000
Christopher Sparks	3,000
Justin Sparks	3,000
Tim Christian	3,000

Sandy Christian	3,000
James Dowdle	7,500
Mary Dowdle	4,500
Karl Rotstan	6,000
Micheal Gilbert	12,000
James Brandenburg	6,000
Ian Fearon	7,500
Barbara Rooney	3,750
Ronald Maines	15,000
Ismail Mulleti	9,000
Dino Asanaj	9,000
Samuel Wooster	9,000
Heidi Laughery	9,000
George Anderson	9,000
R Scott Truslow	9,000
Franklin Hagel	450,000
Richard Oravec	450,000
Jeanne Burns	6,000
Carin Ohnell	75,000
Lexxus Capital	15,000
Kristin Calandra	6,000
Carole Wilkinson	6,000
Brad Buckman	45,000
Patrick Hagel	225,000
Donna Lentol	210,000
Allen Huang	60,000
Andrew Hannah	135,000
Stephen Blake Skakel	165,000
Larry R. Goddard	30,000
Michael Williams	120,000
Brandon Williams	30,000
TOTAL	2,217,000

[1]   No selling shareholder owns more than 1% of our issued and outstanding stock.  All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering. No shareholder has any relationship with us except Michael T. Williams, Esq., principal of Williams Law Group, P.A., which has been retained to render legal services in connection with the preparation of this registration statement.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Nevada, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside in these states or outside the U.S. We intend to make appropriate filings in California, Illinois and Georgia, or comply with all secondary trading exemptions in such states, to permit sales of the securities registered in this offering.

PLAN OF DISTRIBUTION

The selling shareholders are offering up to 2,217,000 shares of common stock. The selling shareholders will offer their shares at $.34 per share until our shares are quoted on the OTC Bulletin Board or other securities market, other than the Pink Sheets, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not currently quoted on the OTCBB. No market may ever develop for our The selling stockholders may sell any of its common shares offered under this Prospectus from time to time. Sales may be made directly or through brokers or dealers in connection with trades by the selling stockholders through the OTCBB or otherwise. To the extent required by applicable law, a supplement to the Prospectus relating to the common shares being offered will set forth the terms of the offering of the common shares, including the name or names of any underwriters, dealers or agents, the purchase price of the common shares and the proceeds to the selling stockholders from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of common shares with respect to which this Prospectus is delivered or with respect to any block trades, the selling shareholder will sell such common shares to the dealers as principals. The dealers may then sell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the extent required by law.

In connection with the sale of the common shares, agents may receive compensation from the selling stockholders or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions. Agents and dealers participating in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts or commissions received by them from the selling shareholder and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act.

Upon our being notified by a selling stockholders of any change in the identity of the selling stockholders or that any material arrangement has been entered into with a broker or dealer for the sale of any common shares through a secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing: (i) the names of such brokers or dealers, the number of common shares to be sold; (ii) the price at which such common shares are being sold; (iii) the commissions paid or the discounts or concessions allowed to such brokers or dealers; (iv) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented or amended; (v) any change in the identity of the selling stockholders; and other facts material to the transaction.

Agents and dealers may be indemnified under agreements entered into with the selling shareholder against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents and dealers may be customers of, engage in transactions with, or perform services for the selling shareholder in the ordinary course of business.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Randy Brown	47	President, CEO and Director

Mr. Brown joined us in January 2006. He has been Vice President Of AGSCO Inc., an Agricultural Supply Company since March 1997, and previously served as president from April 1997. He has been CEO of Ag Depot, Inc., also an agricultural supply company.

Since January 2004. In his capacity as president and CEO, Mr. Brown currently devotes approximately 50% of his time to our business and anticipates that during the next 12 months he will devote approximately 50% of his time to our business. Mr. Brown may not be able to devote the time necessary to our business to assure successful implementation of our business plan.

Mr. Brown and his affiliates Capital Harvest, Inc., AGSCO, Inc. and Ag-Supplier.com, Inc. are involved in business litigation with John D. Erickson, Richard Dregseth and Jon Ramsey District Court of Northeast Judicial District state of North Dakota located in Grand Forks, North Dakota. In one action, John D. Erickson, Richard Dregseth and Jon Ramsey allege Mr. Brown and his affiliates failed to give them a promised share of the business of Capital Harvest, Inc, which was to be a captive finance company. In the second action, Mr. Brown’s affiliates seek injunctive relief to keep three individual defendants from using proprietary material and for damages in relation to the use of the certain proprietary material.

The first law suit was filed August 6, 2004 and the docket number of the case is 18-05-C-00812. The second law suit was filed on December 27, 2005 and the docket number of the case is 18-06-C-00550. The first law suit is in the process of discovery. Trial is set for late 2006. Management does not believe there will be an unfavorable outcome. The second law suit is in the process of discovery. The court has not issued a scheduling order as of yet.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for all persons is 1168 12th Street N.E., Grand Forks, ND 58201.

Shareholders	# of Shares	Percentage
Randy Brown	25,500,000	85%
All directors and named executive officers as a group [1person]	25,500,000	85%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 29,874,000 shares of common stock outstanding as of April 1, 2006.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have 50,000,000 authorized shares of common stock with $.001 par value. of April 1, 2006, there were 29,874,000shares of our common stock issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control. There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

INTEREST OF NAMED EXPERTS

The financial statements as of December 31, 2005 and 2004, and the related statements of operations, changes in member’s equity and cash flows for the year and period October 12, 2004 (Inception) through December 31, 2004. included in this prospectus have been audited by Michael Pollack CPA, LLC,, an independent registered public accounting firm, to the extent set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., owns or has agreements to own 120,000 shares of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of North Dakota Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Business Development

Driver Passport, LLC., was incorporated as a limited liability company in North Dakota on October 12, 2004. On January 1, 2006, Driver Passport, Inc., a newly formed North Dakota corporation acquired the DriverPassport.com website together with all tangible and intellectual property rights and all other assets owned by the LLC for 25,500,000 shares of common stock of Driver Passport, Inc. On January 2, 2006, the LLC was dissolved, and the shares of stock were conveyed to the LLC's sole member, Mr. Randy Brown, our president.

Our address is 1168 12th Street N.E., Grand Forks, ND 58201 and our telephone number is 800-743-1824.

We are:

•	a development stage;
•	that has no operating history; and
•	has earned no revenues.

Since our inception, we have devoted our activities to the following:

•	Developing our business plan
•	Obtaining our products
•	Determining the market for the services we intend to offer on our website
•	Developing a marketing plan.

Driver Passport

We are a real-time, internet, driver security program allowing shippers to verify and validate the driver prior to loading cargo. We provide an online system with photo, driver license and transport equipment verification that provides one more check for shippers prior to loading their cargo.

Driver Passport is designed to provide quick and easy verification for client companies shipping with participating carriers. Our website is available 24 hours per day, 365 days per year.

Client companies apply for participation in Driver Passport. Once the account is activated, the client administrator creates the user records, driver files, site files and site specific security requirements. Driver Passport issues badge numbers and generates the driver badges based upon the driver files entered into the system.

Drivers are assigned Driver Passport Identification Badges with individual identification numbers. These numbers, the driver’s photo and other pertinent driver information are maintained in a web-based security system as on online verification badge. The shipper and receiver not only has a second photo identification card supplementing the driver’s license, but this form of identification can be verified instantly on the Driver Passport website.

In addition to verifying the driver’s identity, the program shows the driver’s current operating endorsements, tractor, and trailer number.

Updates to the Driver Passport site are immediate and real-time Tractor and trailer information, order information and site access is updated instantaneously.

Client companies will pay an annual membership fee. Transportation companies will also pay monthly per-driver fees in addition to annual membership. This encourages client administrators to review their active driver files and inactivate any drivers no longer employed.

We anticipate our pricing will be as follows:

Shipping and Receiving Pricing - Annual Membership (up to 25 users per site)
Tiered pricing:
1-10 sites	$500.00/each
11-20 sites	$450.00/each
21-30 sites	$350.00/each
31-40 sites	$225.00/each
41 plus sites	$130.00/each

A ‘Site’ is a physical location and could be a production facility, warehouse, terminal or corporate office. Sites allow customized security protocol for users at specific locations.

Transport Company Pricing - Annual Membership (up to 25 users per site)
Tiered pricing:
1-10 sites	$500.00/each
11-20 sites	$450.00/each
21-30 sites	$350.00/each
31-40 sites	$225.00/each
41 plus sites	$130.00/each

A ‘Site’ is a physical location and could be a production facility, warehouse, terminal or corporate office. Sites allow customized security protocol for users at specific locations.

Driver Passport Inc. Badges (Initial issue)
Tiered pricing:
1-5,000 drivers	$20.00/driver
5,001-10,000drivers	$15.00/driver
10,001 plus drivers	$10.00/driver

Replacement badges:
$20.00/each plus shipping and handling

Monthly Driver Charge
Tiered pricing:
1-5,000 drivers	$1.00/driver/month
5,001-10,000 drivers	$0.80/driver/month
10,001 or more drivers	$0.70/driver/month

Planned Marketing and Distribution

Driver Passport Inc. targeted markets include chemical, food, and pharmaceutical transporters and facilities. The Department of Transportation (DOT) implemented stricter security requirements for all production, warehouse and transporters of hazardous materials. Regulations surrounding hazmat chemical security were written into HM232 and have been adopted within 49CFR. These regulations affect agricultural, industrial and fine chemicals. FDA, USDA and DHS recognize terrorism risk for food and pharmaceutical industries and are beginning increased security requirements for producers, warehouses and transporters of food and pharmaceutical products.

We intend to sell initially in theUS and in Canada.

Competition

We compete with many other companies selling transportation security systems. Some of our competitors are more established and have substantially greater resources us. We do not yet compete in this market.

Biometric technology. Not every shipping and/or receiving location will have the biometric readers, primarily due to the cost, which will make difficult seamless security throughout the supply chain. With the recent additional costs facing transportation companies, i.e. fuel costs, criminal background checks, and driver availability, we believe transportation companies cannot afford to expend large sums of cash for hardware. Transportation companies also cannot afford not to take transportation security seriously.

Global Positioning Systems. Global Positioning Systems are expensive and operate in a reactive manner by tracing errant equipment after an emergency has occurred. Driver Passport allows for a pro-active approach to security. The driver is verified prior to loading or unloading the transport equipment. Validation occurs prior to shipping.

Driver Passport intends to compete by offering a system that is reasonably priced, easy to use, and available to anyone with internet access. Because it is easily accessible, with no capital expenditure requirement, and user friendly, Driver Passport would be readily available and could be used throughout the supply chain maintaining seamless security.

Employees

We have the following employees:

Full time:
Management - 2
Sales - 1

Part time:
Sales - 1

PLAN OF OPERATIONS

General

We are a real-time, internet, driver security program allowing shippers to verify and validate the driver prior to loading cargo. We provide an online system with photo, driver license and transport equipment verification that provides one more check for shippers prior to loading their cargo.

We are:

•	a development stage;
•	that has no operating history; and
•	has earned no revenues.

Since our inception, we have devoted our activities to the following:

•	Developing our business plan
•	Obtaining our products
•	Determining the market for the services we intend to offer on our website
•	Developing a marketing plan.

Plan of Operations

Our proposed plan of operations involves the following:

Event	Actions	Lead Time	Itemized estimated cost
Customized enhancement of driver validation screen.	Additional verification field to include driver pickup or load reference number.	One week from first client contract.	Contracted IT labor. 10 hours @ $80/hr billable rate. Total estimated cost of $800.
Testing of Load Reference field before broad customer release.	Active testing of field and potential negative impact on software.	One week dedicated testing from completion of field creation.	Contracted IT labor. 15 hours @ $80/hr billable rate. Total estimated cost of $1,200.
Addition of upgraded badge printer allowing for hologram technology on badges.	Faster badge printer will be necessary to expedite client badge shipments.	Six weeks from closure of first recorded sales month.	Contracted IT labor. 10 hours @ $80/hr billable rate. Labor cost $800. Estimated cost of badge printer, software and shipping $10,000. Total: $10,800
Research potential program and business expansion to offer driver hiring research services such as: criminal background check, reference checks, MVR verification, credit history research.	Research contractors providing various services, negotiate terms, create business plan and SOP's, evaluate benefits of incorporating business model into DPP.	Six months after initial sales commence.	Internal management resources to research contractors, create business model and evaluate potential. 20 hours at $125 hourly rate. $2,500 estimated research cost.
Creation of online 'Click for Help' queries for customers.	Create individual field 'help' descriptive screens.	Two month lead time from closure of first year.	Contracted IT labor. 120 hours @ $80/hr billable rate. Total estimated cost $9,600. Should provide additional on-line support, reducing need for additional IT and customer service support staff.

We entered into an unsecured promissory note with Mr. Brown in a maximum amount of $500,000, due on demand. Mr. Brown has charged the Company interest at the prime rate (7.25% as of March 31, 2006). Interest is calculated on a monthly basis on the principal balance owing on the first day of the month. The balance as of March 31, 2006 is $40,278 which includes accrued interest of $495.

Until financing described below has been received, all our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with on-going SEC reporting requirements, estimated to be less than $2,000 per quarter, will be funded as a loan from management, to the extent that funds are available to do so. Management has advanced $40,278 of our operating expenses as of March 31, 2006. The obligation to repay these funds is not reflected in any written note, bears no interest and is due upon demand. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

We will need to secure a minimum of approximately $50,000 in funds to finance development of our business in the next 12 months, which funds will be used for product development and sales and marketing. However in order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding, except for the anticipated loans from management as described below, or any planned material acquisitions.

We are a development state company that as of March 31, 2006, had no cash on hand. We incurred a net loss for the three months ended March 31, 2006 of $38,991.

We did raise $39,900 in cash from a private offering of our shares in June 2006. In order to commence operations and become profitable we will need to secure additional debt or equity funding. We have no source of other funding identified. We also hope to be able to raise additional funds from an offering of our stock in the future. We have no agreements, commitments or understandings in place concerning this type of offering. This offering may not occur, or if it occurs, may not raise the required funding.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan. Because we have not commenced operations, an investor cannot determine if we will ever become profitable.

DESCRIPTION OF PROPERTY

We currently rent the following property:

•	Address: City/State/Zip: 1168 12th St NE Grand Forks, ND 58201
•	Number of Square Feet: 1500
•	Name of Landlord: Dakota Fusion
•	Term of Lease: Annual, expiring 12/31/06
•	Monthly Rental: $550
•	Is adequate for current needs

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Driver Passport, LLC., was incorporated as a limited liability company in North Dakota on October 12, 2004. On January 1, 2006, Driver Passport, Inc., a newly formed North Dakota corporation acquired the DriverPassport.com website together with all tangible and intellectual property rights and all other assets owned by the LLC for 25,500,000 shares of common stock of Driver Passport, Inc. On January 2, 2006, the LLC was dissolved, and the shares of stock were conveyed to the LLC's sole member, Mr. Randy Brown, our president.

We entered into an unsecured promissory note with Mr. Brown in a maximum amount of $500,000, due on demand. Mr. Brown has charged the Company interest at the prime rate (7.25% as of March 31, 2006). Interest is calculated on a monthly basis on the principal balance owing on the first day of the month. The balance as of March 31, 2006 is $40,278 which includes accrued interest of $495.

Driver Passport LLC entered into a note payable with Mr. Brown for the payment of all the costs that Driver Passport LLC incurred. The member charged prime rate (7.00% at December 31, 2005 and 5.25% at December 31, 2004) on all amounts owed by Driver Passport LLC. The note was dated January 1, 2005, and interest was assessed monthly based on the principal balance owing as of the last day of the month. On December 31, 2005, Mr. Brown converted these amounts to contributed capital. Driver Passport LLC had no amounts outstanding on December 31, 2005 to Mr. Brown.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 4,374,000 shares of our common stock held by non-affiliates and approximately 25,500,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

2,217,000 of our shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective. The remaining 2,130,000 shares held by our non affiliates will not be available for resale until January 2007 at the earliest and then only in compliance with the resale restrictions of Rule 144. All of our shares held by affiliates will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k) for non-affiliates holding unregistered shares for at least two years. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days. The manner of sale limitations require sales through a broker on the market in an unsolicited transaction. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 55 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2006, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a reporting company and will be subject to the proxy statement or other information requirements of the 1934 Act as the result of filing a registration statement on Form 8-A. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

We have not paid any compensation to Mr. Brown, our President, and have no arrangements in place to pay him compensation in the future.

Board Compensation

Members of our Board of Directors do not receive compensation for their services as Directors.

DRIVER PASSPORT, INC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

DRIVER PASSPORT, INC
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of March 31, 2006 (Unaudited)	F-2
Statements of Operations for the Three Months Ended March 31, 2006 and 2005 with Cumulative Totals for the Period October 12, 2004 (Inception) through March 31, 2006 (Unaudited)	F-3
Statement of Changes in Stockholders’ Equity for the Three Months Ended March 31, 2006 (Unaudited)	F-4
Statements of Cash Flows for the Three Months Ended March 31, 2006 and 2005with Cumulative Totals for the Period October 12, 2004 (Inception) through March 31, 2006 (Unaudited)	F-5
Notes to Financial Statements	F-6 to F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of
Driver Passport, Inc.
(A Development Stage Company)
Grand Forks, ND

I have reviewed the accompanying balance sheet of Driver Passport, Inc. (the “Company”) (a development stage company) as of March 31, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the three months ended March 31, 2006 and 2005 with cumulative totals for the period October 12, 2004 (Inception) through March 31, 2006. These interim financial statements are the responsibility of the Company’s management.

I conducted the reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has just begun operations, and is currently developing its business. The Company has incurred losses in its first two years of operations, and is in process of raising equity and get listed on a national exchange. These factors raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ MICHAEL POLLACK, CPA
MICHAEL POLLACK, CPA
Cherry Hill, New Jersey

June 6, 2006

DRIVER PASSPORT, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MARCH 31, 2006 (UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-
Prepaid expenses and other current assets	-

Total Current Assets	-

Fixed assets, net of depreciation	-

OTHER ASSETS
Software development, net of amortization	13,537

TOTAL ASSETS	$13,537

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of notes payable	$40,278
Accounts payable and accrued expenses	42,000
Bank overdraft	3

Total Current Liabilities	82,281

LONG-TERM LIABILITIES
Notes payable, net of current maturities	-

Total Long-Term Liabilities	-

TOTAL LIABILITIES	82,281

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 Par Value, 50,000,000
shares authorized, 25,500,000 shares issued and
outstanding	25,500
Accumulated deficit	(94,244)

Total Stockholders’ Equity (Deficit)	(68,744)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$13,537

The accompanying notes are an integral part of the financial statements.

DRIVER PASSPORT, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
WITH CUMULATIVE TOTALS FOR THE PERIOD OCTOBER 12, 2004
(INCEPTION) THROUGH DECEMBER 31, 2004 (UNAUDITED)

			October 12, 2004
			Through
	2006	2005	March 31, 2006

OPERATING REVENUES
Revenues	$-	$-	$-

OPERATING EXPENSES
General and administrative expenses	37,783	10,543	194,389
Depreciation and amortization	713	-	1,463
Total Operating Expenses	38,496	10,543	195,852

(LOSS) BEFORE OTHER (EXPENSE)	(38,496)	(10,543)	(195,852)

OTHER (EXPENSE)
Interest expense	(495)	(61)	(3,073)
Total Other (Expense)	(495)	(61)	(3,073)

NET LOSS	$(38,991)	$(10,604)	$(198,925)

The accompanying notes are an integra part of the financial statements.

DRIVER PASSPORT, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2006 (UNAUDITED)

					Additional
	Preferred	Par	Common	Par	Paid-in	Accumulated
	Shares	Value	Shares	Value	Capital	(Deficit)	Total

Balance, January 1, 2006	-	$-	-	$-	$-	$(55,253)	$(55,253)

Shares issued for acquisition	-	-	25,500,000	25,500	-	-	25,500

Net loss for the three months	-	-	-	-	-	(38,991)	(38,991)

Balance, March 31, 2006	-	-	25,500,000	$25,500	$-	$(94,244)	$(68,744)

The accompanying notes are an integral part of the financial statements.

DRIVER PASSPORT, INC
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
WITH CUMULATIVE TOTALS FOR THE PERIOD OCTOBER 12, 2004
 (INCEPTION) THROUGH MARCH 31, 2006 (UNAUDITED)

			October 12, 2004
			Through
	2006	2005	March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(38,991)	$(10,604)	$(198,925)
Adjustments to reconcile net income to net cash
(used in) operating activities:
Depreciation and amortization	713	-	1,463

Changes in assets and liabilities
Increase (decrease) in accounts payable and accrued expenses	(2,000)	-	42,000
Total adjustments	(1,287)	-	43,463

Net cash (used in) operating activities	(40,278)	(10,604)	(155,462)

CASH FLOWS FROM INVESTING ACTIVITIES
Software development costs	-	-	(15,000)

Net cash (used in) investing activities	-	-	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds/(payments) of notes payable	40,278	10,604	40,278
Increase in bank overdraft	-	-	3
Member equity contributions	-	-	130,181
Net cash provided by financing activities	40,278	10,604	170,462

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	-	-	-

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

DRIVER PASSPORT, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005 (UNAUDITED)

NOTE 1 -	ORGANIZATION AND BASIS OF PRESENTATION
Driver Passport, Inc. (the “Company”), was incorporated on December 7, 2005 to be effective, January 1, 2006 as a North Dakota corporation.

On January 1, 2006, the Company issued 25,500,000 shares of its common stock in exchange for 100% of the membership interest of Driver Passport, LLC, a North Dakota limited liability company formed on October 12, 2004.

On January 2, 2006, Driver Passport, LLC was dissolved.

The financial statements for the three months ended March 31, 2006 represent the Company, and the amounts for the three months ended March 31, 2005 represent those of Driver Passport, LLC for comparative purposes. The Company is considered a development stage company and has presented numbers since the inception of Driver Passport, LLC which was October 12, 2004. The business combination that took place was essentially a reverse merger whereby the operating company, Driver Passport, LLC was acquired by a shell company, the Company. The Company has treated this as a purchase for accounting purposes.

The Company is a real-time, internet, driver security program allowing shippers to verify and validate the driver prior to loading cargo. The Company provides an online system with photo, driver license and transport equipment verification that provides one more check for shippers prior to loading their cargo.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their services to the market, and the raising of capital.

Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DRIVER PASSPORT, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
MARCH 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Start-up Costs
In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Revenue Recognition
Although, the Company has not recognized revenue to date, the Company will account for the licensing of its software in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, “Software Revenue Recognition.” The Company will recognize revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) the ability to collect is reasonably assured. For software arrangements with multiple elements, revenue will be recognized dependent upon whether vendor-specific objective evidence (VSOE) of fair value exists for each of the elements. When VSOE does not exist for all the elements of a software arrangement and the only undelivered element is post-contract customer support (PCS), the entire licensing fee is recognized ratably over the contract period.

Revenue attributable to undelivered elements, including technical support, will be based on the sales price of those elements, and will be recognized ratably on a straight-line basis over the term of the license. Post-contract customer support revenue will be recognized ratably over the contract period.

If there are licensing fees collected in advance, revenues from these license fees will be recognized on a prorated-basis over the life of the license.

The Company will assess probability of collection based on a number of factors, including the creditworthiness of the customer. New customers will be subject to a credit review process that evaluates the customers’ financial position and ultimately its ability to pay according to the original terms of the arrangement. Based on this review process, if it is determined from the outset of an arrangement that collection of the resulting receivable is not probable, the Company will establish an allowance for uncollectibility.

DRIVER PASSPORT, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Advertising
The Company’s policy is to expense the costs of advertising and marketing as incurred. All advertising and marketing costs are included in the statements of operations for the three months ended March 31, 2006 and 2005.

Software Development Costs
Internal use software costs are recorded in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Qualifying costs incurred during the application development stage, which consist primarily of outside services, are capitalized and amortized over the estimated useful life of the asset. All other costs, such as the cost of routine maintenance and minor modifications to the software, are expensed as incurred. The Company, upon the acquisition of Driver Passport LLC, acquired $14,350 of software development costs that relate to the application development stage and therefore have capitalized these costs. These costs will be depreciated over a five-year period. The Company recognized $713 in depreciation expense for the three months ended March 31, 2006. There was no depreciation expense for the three months ended March 31, 2005.

Recent Accounting Pronouncements
On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions” (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

DRIVER PASSPORT, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2006 AND 2005 (UNAUDITED)

NOTE 3-	SHARING ARRANGEMENT

The Company has a bank account, however, runs its operations and banking activity through a related party, its shareholder. Since Driver Passport, LLC’s inception, October 12, 2004, all transactions involving its cash disbursements had been provided by a related company who was funded by the Company’s sole member. At December 31, 2005 and December 31, 2004, the Company had a note payable with this member in the amount of $130,081 and $537, respectively. However, on December 31, 2005, the sole member converted these amounts to contributed capital. Therefore, Driver Passport LLC had no amounts outstanding on December 31, 2005 to the sole member. Upon acquisition of Driver Passport LLC by the Company, a shareholder of the Company funded all activity, and the Company entered into a note payable with one of its shareholders for repayment of these amounts funded by the shareholder. (See Note 4). As of March 31, 2006, the Company has $40,278 outstanding to this shareholder.

NOTE 4-	NOTE PAYABLE

The Company entered into an unsecured promissory note with a shareholder in a maximum amount of $500,000, due on demand. The shareholder has charged the Company interest at the prime rate (7.25% as of March 31, 2006). Interest is calculated on a monthly basis on the principal balance owing on the first day of the month. The balance as of March 31, 2006 is $40,278 which includes accrued interest of $495. Interest expense for the three months ended March 31, 2006 included in the statement of operations is $495.

Driver Passport LLC entered into a note payable with its member for the payment of all the costs that Driver Passport LLC incurred. The member charged prime rate (7.00% at December 31, 2005 and 5.25% at December 31, 2004) on all amounts owed by Driver Passport LLC. The note was dated January 1, 2005, and interest was assessed monthly based on the principal balance owing as of the last day of the month. On December 31, 2005, the sole member converted these amounts to contributed capital. Driver Passport LLC had no amounts outstanding on December 31, 2005 to the sole member.

DRIVER PASSPORT, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2006 AND 2005 (UNAUDITED)

NOTE 5-	GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the three months ended March 31, 2006 of $38,991.

The Company acquired a development stage company on January 1, 2006, and there is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

The Company did sell 1,197,000 shares for $39,900 in cash in June of 2006. Management believes that the Company’s future capital requirements will depend on many factors including the success of the Company’s product development efforts.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties

NOTE 6-	STOCKHOLDERS’ EQUITY (DEFICIT)

The Company was established with 50,000,000 shares of authorized stock; 40,000,000 of common stock and 10,000,000 of preferred stock. Each class of stock has a par value of $.001.

On January 1, 2006, the Company acquired Driver Passport LLC for 25,500,000 shares of common stock. The value of the stock was par or $25,500.

In June 2006, the Company issued 2,217,000 shares of common stock. Of these shares, 1,197,000 shares were issued for $39,900 in cash, and 1,020,000 shares were issued for consulting services valued at $34,000

DRIVER PASSPORT, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2006 AND 2005 (UNAUDITED)

NOTE 7-	COMMITMENTS

The Company has entered into several contracts for services as follows:

a)
Product development and marketing - fees range from $4,200 per month to $6,550 per month through December 31, 2006. The Company expensed $17,300 for the three months ended March 31, 2006 for these fees.

b)
Accounting and administrative services, including website development - fees were $5,213 for the three months ended March 31, 2006 and is based on time at standard billing rates thereafter. The contract expires December 31, 2006.

The Company has recognized expenses as incurred under the accrual method of accounting. As of March 31, 2006 there are no amounts accrued for these services.

NOTE 8-	SUBSEQUENT EVENTS

In June 2006, the Company issued 2,217,000 shares of common stock. Of these shares, 1,197,000 shares were issued for $39,900 in cash, and 1,020,000 shares were issued for consulting services valued at $34,000

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005
AND PERIOD OCTOBER 12, 2004 (INCEPTION)
THROUGH DECEMBER 31, 2004

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Member of

Driver Passport, LLC
(A Development Stage Company)
Grand Forks, ND

I have audited the accompanying balance sheets of Driver Passport, LLC (the “Company”) (a development stage company) as of December 31, 2005 and 2004, and the related statements of operations, changes in member’s equity and cash flows for the year and period October 12, 2004 (Inception) through December 31, 2004. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has just begun operations, and is currently developing its business. The Company has incurred losses in its first year of operations, and was acquired by a related entity in January 2006. These factors raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regards to these matters are also discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Driver Passport, LLC (a development stage company) as of December 31, 2005 and December 31, 2004, and the results of its operations, and cash flows for the year and period then ended in conformity with U.S. generally accepted accounting principles.

/s/ MICHAEL POLLACK, CPA
MICHAEL POLLACK, CPA
Cherry Hill, New Jersey

April 6, 2006

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

	2005	2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-	$-
Accounts receivable, net	-	-
Inventory	-	-
Prepaid expenses and other current assets	-	-

Total Current Assets	-	-

Fixed assets, net of depreciation	-	-

OTHER ASSETS
Software development, net of amortization	14,250	-

TOTAL ASSETS	$14,250	$-

LIABILITIES AND MEMBER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of notes payable	$-	$537
Accounts payable and accrued expenses	44,000	-
Bank overdraft	3	3

Total Current Liabilities	44,003	540

LONG-TERM LIABILITIES
Notes payable, net of current maturities	-	-

Total Long-Term Liabilities	-	-

TOTAL LIABILITIES	44,003	540

MEMBER’S EQUITY (DEFICIT)
Member’s equity (deficit)	(29,753)	(540)

Total Member’s Equity (Deficit)	(29,753)	(540)

TOTAL LIABILITIES AND MEMBER’S EQUITY (DEFICIT)	$14,250	$-

The accompanying notes are an integral part of the financial statements.

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
AND PERIOD OCTOBER 12, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

			October 12, 2004
			Through
	2005	2004	December 31, 2005

OPERATING REVENUES
Revenues	$-	$-	$-

OPERATING EXPENSES
General and administrative expenses	155,968	638	156,606
Depreciation and amortization	750	-	750
Total Operating Expenses	156,718	638	157,356

(LOSS) BEFORE OTHER (EXPENSE)	(156,718)	(638)	(157,356)

OTHER (EXPENSE)
Interest expense	(2,576)	(2)	(2,578)
Total Other (Expense)	(2,576)	(2)	(2,578)

NET LOSS	$(159,294)	$(640)	$(159,934)

The accompanying notes are an integral part of the financial statements.

DRIVER PASSPORT, LLC
STATEMENT OF CHANGES IN MEMBER’S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2005
AND PERIOD OCTOBER 12, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

Balance, October 12, 2004	$-

Net loss for the period	(640)

Member contribution	100

Balance, December 31, 2004	(540)

Net loss for the year	(159,294)

Member contributions	130,081

Balance, December 31, 2005	$(29,753)

The accompanying notes are an integral part of the financial statements.

DRIVER PASSPORT, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005
AND PERIOD OCTOBER 12, 2004 (INCEPTION) THROUGH DECEMBER 31, 2004

			October 12, 2004
			Through
	2005	2004	December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(159,294)	$(640)	$(159,934)
Adjustments to reconcile net income to net cash
(used in) operating activities:
Depreciation and amortization	750	-	750

Changes in assets and liabilities
Increase in accounts payable and accrued expenses	44,000	-	44,000
Total adjustments	44,750	-	44,750

Net cash (used in) operating activities	(114,544)	(640)	(115,184)

CASH FLOWS FROM INVESTING ACTIVITIES
Software development costs	(15,000)	-	(15,000)

Net cash (used in) investing activities	(15,000)	-	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds/(payments) of notes payable	(537)	537	-
Increase in bank overdraft	-	3	3
Member equity contributions	130,081	100	130,181
Net cash provided by financing activities	129,544	640	130,184

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	-	-	-

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 -	ORGANIZATION AND BASIS OF PRESENTATION

Driver Passport, LLC. (the “Company”), was incorporated as a limited liability company in North Dakota on October 12, 2004.

The Company is a real-time, internet, driver security program allowing shippers to verify and validate the driver prior to loading cargo. The Company provides an online system with photo, driver license and transport equipment verification that provides one more check for shippers prior to loading their cargo.

On January 1, 2006, the Company exchanged 100% of its membership interest for 25,500,000 shares of common stock of Driver Passport, Inc., a newly formed North Dakota corporation. On January 2, 2006, the Company was dissolved, and the shares of stock were conveyed to the Company’s sole member.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company
The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their services to the market, and the raising of capital.

Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-up Costs
In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, “Reporting on the Costs of Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
Although, the Company has not recognized revenue to date, the Company will account for the licensing of its software in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, “Software Revenue Recognition.” The Company will recognize revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) the ability to collect is reasonably assured. For software arrangements with multiple elements, revenue will be recognized dependent upon whether vendor-specific objective evidence (VSOE) of fair value exists for each of the elements. When VSOE does not exist for all the elements of a software arrangement and the only undelivered element is post-contract customer support (PCS), the entire licensing fee is recognized ratably over the contract period.

Revenue attributable to undelivered elements, including technical support, will be based on the sales price of those elements, and will be recognized ratably on a straight-line basis over the term of the license. Post-contract customer support revenue will be recognized ratably over the contract period.

If there are licensing fees collected in advance, revenues from these license fees will be recognized on a prorated-basis over the life of the license.

The Company will assess probability of collection based on a number of factors, including the creditworthiness of the customer. New customers will be subject to a credit review process that evaluates the customers’ financial position and ultimately its ability to pay according to the original terms of the arrangement. Based on this review process, if it is determined from the outset of an arrangement that collection of the resulting receivable is not probable, the Company will establish an allowance for uncollectibility.

Income Taxes
The Company is a single-member limited liability company and for tax purposes is treated as a sole proprietorship. All net earnings generated are passed through to the individual member and taxed at the respective tax rates.

Advertising
The Company’s policy is to expense the costs of advertising and marketing as incurred. All advertising and marketing costs are included in the statements of income for the year ended December 31, 2005 and period October 12, 2004 (Inception) through December 31, 2004.

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Software Development Costs
Internal use software costs are recorded in accordance with Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Qualifying costs incurred during the application development stage, which consist primarily of outside services, are capitalized and amortized over the estimated useful life of the asset. All other costs, such as the cost of routine maintenance and minor modifications to the software, are expensed as incurred. The Company has determined that most costs for the year ended December 31, 2005 relate to the application development stage and therefore have been capitalized as they were incurred. These costs were placed into service on October 1, 2005 and will be depreciated over a five-year period. The Company recognized $750 in depreciation expense for the year ended December 31, 2005. There was no depreciation expense for the period October 12, 2004 (Inception) through December 31, 2004.

Recent Accounting Pronouncements
On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions” (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 3-	SHARING ARRANGEMENT

The Company has a bank account, however, runs its operations and banking activity through a related party. Since the Company’s inception, October 12, 2004, all transactions involving its cash disbursements have been provided by a related company who is funded by the Company’s sole member. At December 31, 2005 and December 31, 2004, the Company had a note payable with this member in the amount of $130,081 and $537, respectively. However, on December 31, 2005, the sole member converted these amounts to contributed capital. Therefore, the Company has no amounts outstanding on December 31, 2005 to the sole member.

NOTE 4-	NOTE PAYABLE

The Company entered into a note payable with its member for the payment of all the costs that the Company has incurred. The member charges prime rate (7.00% at December 31, 2005 and 5.25% at December 31, 2004) on all amounts owed by the Company. The note was dated January 1, 2005, and interest was assessed monthly based on the principal balance owing as of the last day of the month. On December 31, 2005, the sole member converted these amounts to contributed capital. The Company has no amounts outstanding on December 31, 2005 to the sole member.

NOTE 5-	GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the year ended December 31, 2005 and the period October 12, 2004 (Inception) through December 31, 2004.

The Company has been acquired by a newly formed corporation on January 1, 2006, and was dissolved. The Company will continue its operations in this new entity and will remain in the development stage. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s product development efforts.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

DRIVER PASSPORT, LLC
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 6-	COMMITMENTS

The Company has entered into several contracts for services as follows:

a)
Product development and marketing - fees range from $3,200 per month to $6,550 per month through December 31, 2005. Driver Passport, Inc. extended these contracts through December 31, 2006. The Company expensed $47,754 for the year ended December 31, 2005 for these fees.

b)
Accounting and administrative services, including website development - fees were $33,345 through December 31, 2005 and based on time at standard billing rates thereafter. Driver Passport, Inc. extended these contracts through December 31, 2006.

The Company has recognized expenses as incurred under the accrual method of accounting. As of December 31, 2005 and December 31, 2004, there are no amounts accrued for these services.

NOTE 7-	SUBSEQUENT EVENTS

The Company on January 1, 2006, exchanged 100% of its membership interest for 25,500,000 shares of common stock of Driver Passport, Inc., a newly formed North Dakota corporation. On January 2, 2006, the Company was dissolved, and the shares of stock were conveyed to the Company’s sole member.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS
DRIVER PASSPORT, INC.
Dated _____________, 2006

The selling shareholders are offering up to 2,217,000 shares of common stock.

The selling shareholders will offer their shares at $.34 per share until our shares are quoted on the OTC Bulletin Board or other securities market, other than the Pink Sheets, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 10-19.1-91. Indemnification. of the North Dakota Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director, officer or employee of the Registrant, if such person:

a.
Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines including excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

b.	Acted in good faith;

c.	Received no improper personal benefit and section 10-19.1-51 of the statutes, if applicable, has been satisfied;

d.	In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

e.
In the case of acts or omissions occurring in the official capacity described in the statute, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in the statute, reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	10
Legal Fees and Expenses	25,000
Accounting Fees and Expenses*	25,000
Printing, Edgar, Postage and Miscellaneous*	15,000
Total*	$65,010
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES
Driver Passport, LLC., was incorporated as a limited liability company in North Dakota on October 12, 2004. On January 1, 2006, Driver Passport, Inc., a newly formed North Dakota corporation acquired the DriverPassport.com website together with all tangible and intellectual property rights and all other assets owned by the LLC for 25,500,000 shares of common stock of Driver Passport, Inc. On January 2, 2006, the LLC was dissolved, and the shares of stock were conveyed to the LLC's sole member, Mr. Randy Brown, our president.

In June 2006, we sold 1,197,000 shares of common stock to 41 of the individuals or entities listed in Selling Stockholders, who were accredited investors or sophisticated investors, at a price of $.334 per share for total consideration of $39,899.96.

In June 2006, we issued 1,020,000 shares of common stock to 9 of the individuals or entities listed in Selling Stockholders, who were accredited or sophisticated investors, for strategic business consulting or legal services, which we valued at a price of $.334 per share based upon cash sales of our securities, and an additional 2,130,000 shares to 4 individuals or entities not listed in Selling Stockholders, who were accredited or sophisticated investors, for strategic business consulting services, which we valued at a price of $.334 per share based upon cash sales of our securities, for total consideration of $$,052,000. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed restrictive legends on all certificates issued;
•	No sales were made by general solicitation or advertising;
•	The distributions were made only to investors who were accredited or sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors were accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

	1.	Articles of Incorporation of Driver Passport, Inc.
	2.	Bylaws of Driver Passport, Inc.
	3.	Organizational documents of Driver Passport LLC
	4.	Exchange Agreement

Item 4

Form of common stock Certificate of the Driver Passport, Inc.(1)

Item 5

Legal Opinion of Williams Law Group, P.A.

Item 23
	1	Consent of MICHAEL POLLACK, CPA*

2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

*Filed herewith

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Grand Forks ND on July 6, 2006.

DRIVER PASSPORT, INC.

Date: 07/06/2006	By:	/s/ Randy Brown
Randy Brown
Principal Executive Officer Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

DRIVER PASSPORT, INC.

Date: 07/06/2006	By:	/s/ Randy Brown
Randy Brown
Director